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                                                        Exhibit 10(N)

                          AMENDMENT
                TO THE ANNUAL INCENTIVE PLAN
              FOR CURTICE BURNS FOODS MANAGERS


      This Amendment is adopted by Curtice Burns Foods, Inc., a corporation duly formed and existing under the laws of the State of New York (the 'Employer').

      WHEREAS, the Employer has adopted the Annual Incentive Plan for Curtice Burns Foods Managers (the 'Plan'), and has reserved the right pursuant to the provisions of the Plan to amend it at any time, and

      WHEREAS, the Employer now wishes to amend this Plan.

      NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Effective upon a Change of Control as defined in the Curtice Burns Foods Key Executive Severance Plan, then for purposes of the Fiscal Year in which such change of control occurs and for the following two Fiscal Years, a Participant shall be entitled to an allocation of contributions under this plan regardless of whether the Participant is an Employee of the Employer on September 15th following the last day of the Employer's fiscal year.

         2. Notwithstanding the foregoing, effective upon a Change of Control as defined in the Curtice Burns Foods Key Executive Severance Plan, then for purposes of the Fiscal Year in which such change of control occurs and for the following two Fiscal Years, the Employer shall have no right to amend the provisions of Section 1 above as amended herein and provided further that, if the Employer amends the provisions of Section 1 and within one year of the date upon which such amendment becomes effective, a change of control occurs, then the provisions of such amendment shall be automatically revoked without further action by the Employer and the provisions of Section 1 above, as in effect immediately prior to such amendment shall thereupon be effective.

         3. This Amendment shall be effective as of the date of signing below.

      IN WITNESS WHEREOF, this Amendment has been executed on behalf of Curtice Burns Foods, Inc.

                             CURTICE BURNS FOODS, INC.



Dated: _________________ By:________________________
                                        J. William Petty
                                        President


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